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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Incyte Genomics, Inc. of our report dated March 16, 2000, except as to Note 11, for which the date is December 28, 2000 relating to the financial statements of Proteome, Inc., which appears in the Current Report on Form 8-K/A of Incyte Genomics, Inc. filed on February 5, 2001. We also consent to the reference to us under the heading "Experts" in such registration statement.

PricewaterhouseCoopers LLP

Boston, MA
February 13, 2001